UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

CENTERLINE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13237	13- 3949418
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Church Street, New York, NY	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-317-5700

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2012, Thomas W. White retired and resigned as an independent managing trustee from the board of trustees (the “Board”) of Centerline Holding Company (the “Company”). At the time of his retirement, Mr. White served on the Board’s oversight committee, audit committee and nominating and governance committee and as chair of the Board’s finance committee. Mr. White’s retirement was not the result of any disagreements with the Company regarding its operations, policies, practices or otherwise.

In connection with Mr. White’s retirement, the Board authorized a retirement payment of $40,000 in recognition of his long years of service and his leadership of the finance committee.

Pursuant to the Company’s by-laws, the Board unanimously appointed (i) Robert A. Meister to the Board’s audit committee and finance committee, (ii) Jerome Y. Halperin to the Board’s nominating and governance committee and (iii) Robert L. Loverd as chairman of the Board’s finance committee.

Item 9.01. Financial Statements and Exhibits.

The Exhibit Index appearing after the signature page of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centerline Holding Company
(Registrant)

December 27, 2012	By:	/s/ Michael P. Larsen
Michael P. Larsen
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 21, 2012